UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

Supernus Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35518		20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable
(Former name or former address, if changed since last report.)

  Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2021, Supernus Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The definitive proxy statement pertaining to the Annual Meeting was previously filed by the Company with the Securities and Exchange Commission on April 30, 2021, and a supplement thereto was filed on May 24, 2021. As of the close of business on April 16, 2021, there were 53,018,637 shares of common stock outstanding and entitled to vote. The tabulation of votes for each proposal voted on by the stockholders was as follows:

Proposal 1: Election of Class III Directors, each to serve until the Annual Meeting of the Company in 2024.

Name	Votes For	Votes Withheld	Broker Non-Votes
Georges Gemayel, Ph.D.	35,573,456	8,522,420	3,122,805
John M. Siebert, Ph.D.	43,646,568	449,308	3,122,805

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstain	Broker Non-Votes
47,191,171	22,488	5,022	0

Proposal 3: To approve, on a non-binding basis, the compensation paid to our named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
42,838,972	1,011,042	245,862	3,122,805

Proposal 4: To act upon a proposal to approve and adopt the Supernus Pharmaceuticals, Inc. 2021 Equity Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
41,045,599	2,934,853	115,424	3,122,805

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 104 – The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: June 16, 2021	By:	/s/ James P. Kelly
James P. Kelly
Executive Vice-President and Chief Financial Officer

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